UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Methode Electronics, Inc. (the “Company”) held on September 11, 2024, the stockholders voted on proposals to (i) elect ten (10) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 3, 2025; and (iii) cast an advisory vote on named executive officer compensation (“Say-on-Pay”).

The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
David P. Blom	26,872,121	284,214	8,375	2,557,861
Therese M. Bobek	26,820,471	336,352	7,887	2,557,861
Brian J. Cadwallader	26,630,117	526,141	8,452	2,557,861
Bruce K. Crowther	26,950,558	201,064	13,088	2,557,861
Darren M. Dawson	26,481,590	674,656	8,464	2,557,861
Jonathan B. DeGaynor	27,115,144	37,344	12,222	2,557,861
Janie Goddard	26,947,921	208,883	7,906	2,557,861
Mary A. Lindsey	26,715,643	440,998	8,069	2,557,861
Angelo V. Pantaleo	26,969,312	181,772	13,626	2,557,861
Mark D. Schwabero	26,832,758	323,495	8,457	2,557,861

2. Ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm:

	For	Against	Abstain	Broker Non-Votes
	29,283,156	398,881	40,534	--

3. Advisory vote to approve the Company’s named executive officer compensation:

	For	Against	Abstain	Broker Non-Votes
	26,208,523	910,126	46,061	2,557,861

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	September 12, 2024	By:	/s/ David Rawden
David Rawden Interim Chief Financial Officer